SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               -------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): FEBRUARY 25, 2001



                          ESC MEDICAL SYSTEMS LTD
           ------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)



            ISRAEL                 000-27572             NOT APPLICABLE
            ------                 ---------             --------------
(State or Other Jurisdiction of   (Commission            (IRS Employer
        Incorporation)            File Number)        Identification No.)




                    P.O. BOX 240, YOKNEAM 20692, ISRAEL
                    -----------------------------------
        (Address of principal executive offices, including zip code)


                  Registrant's telephone number, including
                       area code: 011-972-4-959-9000


                               NOT APPLICABLE
       (Former Name or Former Address, if Changed Since Last Report)




ITEM 5.   OTHER EVENTS.

                  On February 26, 2001, ESC Medical Systems Ltd., a corporation organized under the laws of the State of Israel ("ESC"), issued a press release announcing that it had entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), providing for ESC to acquire the Medical Group of Coherent, Inc. ("Coherent"). The consummation of the transactions contemplated by the Asset Purchase Agreement is subject to customary conditions. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on March 2, 2001.

                  Copies of the Asset Purchase Agreement and the press release issued in connection with the execution of the Asset Purchase Agreement are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

2.1 Asset Purchase Agreement, dated as of February 25, 2001, by and among ESC Medical Systems Ltd., Energy Systems Holdings Inc. and Coherent, Inc.

99.1      Press Release of ESC Medical Systems Ltd. dated February 26, 2001.




                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ESC MEDICAL SYSTEMS LTD.


                                       By:   /s/ Hadar Solomon
                                            ----------------------------------
                                       Name: Hadar Solomon
                                       Title: General Counsel and
                                              Corporate Secretary




Dated: March 20, 2001




                               EXHIBIT INDEX


Exhibit No.                                 Description

2.1 Asset Purchase Agreement, dated as of February 25, 2001, by and among ESC Medical Systems Ltd., Energy Systems Holdings Inc. and Coherent, Inc.

99.1        Press Release of ESC Medical Systems Ltd. dated February 26, 2001.